Exhibit 99.04
                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                            3 months ended September                      9 months ended September
                                      --------------------------------------      ------------------------------------------
                                         2005         2004           Change           2005            2004          Change
                                         ----         ----           ------           ----            ----          ------
Income Account-
Retail Revenue                          $3,672       $2,915           $757          $ 8,496          $7,537         $  959
Wholesale Revenue                          506          343            163            1,238           1,038            200
Other Electric Revenues                    113          100             13              323             287             36
Non-regulated Operating Revenues            88           83              5              331             320             11
                                        ------       ------           ----          -------          ------         ------
Total Revenues                           4,379        3,441            938           10,388           9,182          1,206
                                        ------       ------           ----          -------          ------         ------
Fuel and Purchased Power                 1,779        1,170            609            3,935           3,217            718
Non-fuel O & M                             857          753            104            2,517           2,338            179
Depreciation and Amortization              300          241             59              880             715            165
Taxes Other Than Income Taxes              179          161             18              505             474             31
                                        ------       ------           ----          -------          ------         ------
Total Operating Expenses                 3,115        2,325            790            7,837           6,744          1,093
                                        ------       ------           ----          -------          ------         ------
Operating Income                         1,264        1,116            148            2,551           2,438            113
Other Income, net                            5            6             (1)              25              (3)            28
Interest Charges and Dividends             202          171             31              574             519             55
Income Taxes                               345          306             39              570             588            (18)
                                        ------       ------           ----          -------          ------         ------
NET INCOME (See Notes)                  $  722       $  645           $ 77          $ 1,432          $1,328         $  104
                                        ======       ======           ====          =======          ======         ======

Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.